Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000

FOR IMMEDIATE RELEASE	March 7, 2017

Almost Family Reports Fourth Quarter and Full Year 2016 Results

Louisville, KY, March 7, 2017 –  Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the quarter and full year ended December 30, 2016.

Twelve Month Accomplishments:

•	Established the largest home health-hospital joint venture in the nation on December 31, 2016 with Community Health System Inc., increasing our annual revenue run rate to $800 million.
•

Arranged a total financing package of one-half billion dollars with the completion of our $150 million equity offering in January of 2017 and the expansion of our existing Credit Facility to $350 million.

•	Achieved the first year of profitable results in our HealthCare Innovations segment with annual revenues approaching $30 million.
•	Formalized our commitment to implement point of care technology in our VN segment over the course of 2017.
•	Completed the integration of our 2015 and 2016 acquisitions.

Fourth Quarter Highlights (1):

•	Net service revenues of approximately $153.4 million
•	GAAP EPS of $0.35(2) per diluted share
•	Adjusted EPS of $0.59(2)
•	GAAP net income of $3.6 million
•	Adjusted net income of $6.1 million
•	Adjusted EBITDA of $13.0 million
•	Net cash from operating activities of $9.3 million

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

Fiscal Year Highlights (1):

•	Record Net service revenues of approximately $623.5 million
•	GAAP EPS of $1.71(2) per diluted share
•	Adjusted EPS of $2.38(2)
•	GAAP net income of $17.7 million
•	Adjusted net income of $24.6 million
•	Adjusted EBITDA of $53.5 million
•	Net cash from operating activities of $24.4 million

(1)	See Non-GAAP Financial Measures starting on page 12
(2)	Note that comparability of EPS between years is partially impacted by changes in shares outstanding as explained further below

Management Comments

William Yarmuth, Chairman and Chief Executive Officer, commented:  “In addition to reporting record revenues and continuing our growth trajectory, we are very pleased with the significant strides our Company has made over the last twelve months, foremost of which is our recent joint venture with Community Health Systems.  I am exceptionally pleased to welcome all the employees of CHS Home Health and Hospice to our growing family of care providers.  Additionally, we view the substantial expansion of capital through our new credit facility and recent public offering as validation of our strategic direction and recognition of the opportunities for the Company and our industry.”

Steve Guenthner, President added:    “As a result of our financing activities and strong operating cash flows, we have $200 million of capital availability, positioning us to continue our trajectory as a consolidator.  We are very optimistic about our ability to continue to source, negotiate, acquire and integrate quality providers.  Additionally, we plan to continue the solid foundation of work we have built with Federal and State regulators and policy makers helping them to understand how home health can be a key part of their efforts to lower costs while improving quality and patient satisfaction.”

Yarmuth concluded:    “I am particularly gratified by the progress we have made in our HealthCare Innovations segment achieving profitability in only its third full year of existence.  Our Imperium ACO enablement subsidiary is not only one of the largest but also one of the most successful ACO management organizations in the U.S.  As we move forward into 2017, we will continue our efforts to innovate and bring linkage between our HCI segment and our home health operations.  In closing, I would like to thank our more than 18,000 employees who come to work every day, ensuring our success and making lives better through home care for the hundreds of thousands of patients we serve every year.”

Fourth Quarter Financial Results

VN segment net revenues increased $2.0 million to $107.5 million from $105.4 million in the prior year and total Medicare admissions grew by 2.0% to 23,516 from 23,062. On a same-store basis, Medicare episodic admissions outside of Florida grew by 4%, while Florida grew 1%. VN segment contribution increased $0.8 million, or 6.0%, to $13.7 million, from $12.9 million in the prior year period.  Contribution margin as a percentage of revenue increased from 12.3% to 12.7%.

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

PC segment net revenues increased $1.7 million or 4.3% to $40.3 million in 2016 from $38.6 million in 2015 primarily due to acquisitions.  PC segment contribution decreased $0.4 million as compared to the same period of last year, primarily due to rate cuts in Ohio and Connecticut’s Medicaid-sponsored behavioral health programs.  The rates cuts more than offset the earnings from acquisitions.

Healthcare Innovations (HCI) segment net revenues increased $4.5 million to $5.7 million, in 2016 from $1.2 million in 2015.  As a result, operating income for the HCI segment was $0.6 million.

Corporate expenses as a percentage of revenue increased to 4.8%, from 4.3% in the prior year period.  Deal, transition and other costs were  $4.4 million for 2016, primarily as a result of costs related to acquisitions and the commencement of our VN Segment’s company-wide clinical system conversion to HomeCare HomeBase.  Such implementation, training and related costs began in the fourth quarter of 2016 and are expected to continue throughout 2017.  Borrowings related to acquisitions increased interest expense to $1.4 million, from $0.8 million in the prior year period.

Net cash from operating activities of $9.3 million was generated in the fourth quarter of 2016.  Home Health accounts receivable days sales outstanding were 53 at the end of the fourth quarter of 2016, as compared to 58 at the end of the fourth quarter of 2015.

The effective tax rate for the fourth quarter of 2016 and 2015 was 34.2% and 43.0%, respectively, primarily due to certain non-deductible deal and transaction costs in 2015.    Increased shares outstanding reduced Adjusted EPS of $0.59 for the fourth quarter of 2016 by $0.02 without which it would have been $0.61.

Fiscal Financial Results

VN segment net revenues increased $35.1 million to a record $436.1 million from $401.1 million in the prior year period and total Medicare admissions grew by 4.0% to 95,487 from 91,823.  On a same-store basis, Medicare episodic admissions outside of Florida grew organically by 4% while Florida was down 2%.    VN segment contribution increased $6.7 million, or 13.4%, to $56.6 million, from $49.9 million in the same period last year.  Contribution margin as a percentage of revenue increased to 13.0% from 12.4%.

PC segment net revenues increased $33.7 million or 26.4% to a record $161.4 million in 2016 from $127.7 million in 2015 primarily due to acquisitions.  PC segment contribution decreased 4.7% or $0.7 million due to rate cuts in certain skilled elements of the Connecticut and Ohio Medicaid programs that more than offset earnings from acquisitions.

HCI segment net revenues increased $22.6 million to a record $26.0 million in 2016 from $3.5 million in 2015, as acquired LTS and Ingenios assessment business revenues were $20.6 million with the remainder due to higher shared savings revenue as multiple Imperium served ACOs received Medicare shared savings payments.  LTS was acquired in January 2016 and Ingenios was acquired in July 2015.  The HCI segment contribution thus improved $6.9 million, as the segment was profitable for fiscal 2016.

Corporate expenses as a percentage of revenue declined to 4.6%, from  4.9% in the prior year period.  Deal, transition and other costs grew to $11.8 million for 2016, primarily as a result of costs related

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

to acquisitions, while the prior year included a one-time $4.2 million benefit related to legal settlements.  Borrowings related to acquisitions increased interest expense to $5.8 million, from $2.3 million 2015.

Net cash from operating activities of $24.4 million was generated in 2016, up $3.2 million from the $21.2 million generated in 2015.

The effective tax rate for 2016 and 2015 was 38.4% and 34.5%, respectively.  Increased shares outstanding reduced Adjusted EPS of $2.38 for 2016 by $0.15 without which it would have been $2.53.

The Company noted that it will continue to pursue quality acquisitions of in-home health care service providers consistent with its stated strategy and the types of services its segments currently provide.

Acquisition of the Home Health and Hospice Assets of Community Health Systems, Inc.

On Saturday, December 31, 2016 (the first day of the Company’s 2017 fiscal year), the Company completed its acquisition of a controlling interest in the entity holding the home health and hospice assets of Community Health Systems, Inc. for $128.0 million, subject to a working capital adjustment.  The Company expects the transaction will add approximately $200 million in revenue, all of which will be classified in the Company’s VN segment.  The transaction expands the Company’s geographic service territory to a total of 26 states.  The Company funded the acquisition purchase price in a deposit on Friday, December 30, 2016 (the last day of the Company’s 2016 fiscal year).

Financing Activities

On December 5, 2016 the Company announced the expansion of its credit facility from $175 million to $350 million.  All of its existing bank group upsized their positions and Capital One was added to the group.

On January, 25, 2017, the Company completed a public offering of 3.5 million shares of its common stock for gross proceeds in excess of $150 million.  The net proceeds of $144 million were applied to the Company’s revolving credit facility, which increased credit available under the Facility from approximately $78.6 million at December 30, 2016 to approximately $204.1 million after the offering.

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(UNAUDITED)

	Three months ended		Fiscal Year
	December 30, 2016	January 1, 2016	2016	2015
Net service revenues	$ 153,427	$ 145,217	$ 623,541	$ 532,214
Cost of service revenues (excluding depreciation & amortization)	83,475	77,696	335,472	281,842
Gross margin	69,952	67,521	288,069	250,372
General and administrative expenses:
Salaries and benefits	42,222	38,856	168,356	147,849
Other	16,615	18,241	72,939	66,000
Deal, transition & other costs	4,387	4,835	11,842	4,139
Total general and administrative expenses	63,224	61,932	253,137	217,988
Operating income	6,728	5,589	34,932	32,384
Interest expense, net	(1,442)	(823)	(5,776)	(2,287)
Income before income taxes	5,286	4,766	29,156	30,097
Income tax expense	(1,864)	(2,097)	(10,984)	(10,556)
Net income	3,422	2,669	18,172	19,541
Net loss (gain) - noncontrolling interests	170	137	(519)	468
Net income attributable to Almost Family, Inc.	$ 3,592	$ 2,806	$ 17,653	$ 20,009

Per share amounts-basic:
Average shares outstanding	10,162	9,775	10,153	9,505

Net income attributable to Almost Family, Inc.	$ 0.35	$ 0.29	$ 1.74	$ 2.11

Per share amounts-diluted:
Average shares outstanding	10,330	10,000	10,346	9,745

Net income attributable to Almost Family, Inc.	$ 0.35	$ 0.28	$ 1.71	$ 2.05

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 30, 2016	January 1, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,110	$7,522
Accounts receivable - net	99,212	92,270
Prepaid expenses and other current assets	11,432	9,672
TOTAL CURRENT ASSETS	120,754	109,464
PROPERTY AND EQUIPMENT - NET	10,732	10,000
GOODWILL	305,476	277,061
OTHER INTANGIBLE ASSETS - NET	85,063	64,629
TRANSACTION DEPOSIT	128,930	—
OTHER ASSETS	7,757	3,615
TOTAL ASSETS	$658,712	$464,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,122	$12,297
Accrued other liabilities	39,728	42,524
TOTAL CURRENT LIABILITIES	51,850	54,821

LONG-TERM LIABILITIES:
Revolving credit facility	262,456	113,790
Deferred tax liabilities	21,145	13,094
Seller notes	12,500	6,556
Other liabilities	6,581	2,608
TOTAL LONG-TERM LIABILITIES	302,682	136,048
TOTAL LIABILITIES	354,532	190,869

NONCONTROLLING INTEREST - REDEEMABLE -
HEALTHCARE INNOVATIONS	2,256	3,639

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000 shares; none issued or outstanding	—	—
Common stock, par value $0.10; authorized 25,000; 10,504 and 10,125 issued and outstanding	1,051	1,013
Treasury stock, at cost, 117 and 103 shares	(3,258)	(2,731)
Additional paid-in capital	141,233	127,253
Retained earnings	163,763	145,456
Almost Family, Inc. stockholders' equity	302,789	270,991
Noncontrolling interest - nonredeemable	(865)	(730)
TOTAL STOCKHOLDERS’ EQUITY	301,924	270,261
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$658,712	$464,769

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year
	2016	2015
Cash flows from operating activities:
Net income	$ 18,172	$ 19,541
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,445	3,927
Provision for uncollectible accounts	11,708	12,743
Stock-based compensation	2,760	2,121
Loan costs amortization	336	281
Deferred income taxes	8,725	3,914
	46,146	42,527
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(18,701)	(17,393)
Prepaid expenses and other current assets	(377)	2,402
Other assets	(1,215)	(585)
Accounts payable and accrued expenses	(1,410)	(5,745)
Net cash provided by operating activities	24,443	21,206

Cash flows of investing activities:
Capital expenditures	(6,206)	(3,117)
Cost basis investment	-	(1,000)
Transaction deposit	(128,930)	-
Acquisitions, net of cash acquired	(31,486)	(82,578)
Net cash used in investing activities	(166,622)	(86,695)

Cash flows of financing activities:
Credit facility borrowings	389,328	233,425
Credit facility repayments	(240,662)	(166,082)
Debt issuance fees	(3,900)	(1,161)
Proceeds from stock option exercises	230	128
Purchase of common stock in connection with share awards	(527)	(338)
Tax impact of share awards	353	215
Payment of special dividend in connection with share awards	-	(50)
Principal payments on notes payable and capital leases	(55)	(12)
Net cash provided by financing activities	144,767	66,125

Net change in cash and cash equivalents	2,588	636
Cash and cash equivalents at beginning of period	7,522	6,886
Cash and cash equivalents at end of period	$ 10,110	$ 7,522

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	Three Months Ended
	December 30, 2016		January 1, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$107,450	72.7%	$105,424	73.2%	$2,026	1.9%
Personal Care	40,293	27.3%	38,626	26.8%	1,667	4.3%
	147,743	100.0%	144,050	100.0%	3,693	2.6%
Operating income before corporate expenses:
Visiting Nurse	13,695	12.7%	12,916	12.3%	779	6.0%
Personal Care	4,239	10.5%	4,600	11.9%	(361)	-7.8%
	17,934	12.1%	17,516	12.2%	418	2.4%
Healthcare Innovations Operations
Revenue	5,684	100.0%	1,167	100.0%	4,517	387.1%
Operating income (loss)	559	9.8%	(783)	-67.1%	1,342	-171.4%

Corporate expenses	7,378	4.8%	6,309	4.3%	1,069	16.9%
Deal, transition and other costs	4,387	2.9%	4,835	3.3%	(448)	-9.3%
Operating income	6,728	4.4%	5,589	3.8%	1,139	20.4%
Interest expense, net	(1,442)	-0.9%	(823)	-0.6%	(619)	75.2%
Income tax expense	(1,864)	-1.2%	(2,097)	-1.4%	233	-11.1%
Net income	$3,422	2.2%	$2,669	1.8%	$753	28.2%

Adjusted EBITDA (1)	$13,029	8.5%	$12,028	8.3%	$1,001	8.3%
Adjusted net income (1)	$6,115	4.0%	$5,803	4.0%	$311	5.4%

(1)	See Non-GAAP Financial Measures starting on page 12.

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

	Fiscal Year
	2016		2015		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Home Health Operations
Net service revenues:
Visiting Nurse	$436,147	73.0%	$401,051	75.8%	$35,096	8.8%
Personal Care	161,367	27.0%	127,712	24.2%	33,655	26.4%
	597,514	100.0%	528,763	100.0%	68,751	13.0%
Operating income before corporate expenses:
Visiting Nurse	56,574	13.0%	49,872	12.4%	6,702	13.4%
Personal Care	13,509	8.4%	14,170	11.1%	(661)	-4.7%
	70,083	11.7%	64,042	12.1%	6,041	9.4%
Healthcare Innovations Operations
Revenue	26,027	100.0%	3,451	100.0%	22,576	654.2%
Operating income (loss)	5,657	21.7%	(1,217)	-35.3%	6,874	564.8%

Corporate expenses	28,966	4.6%	26,302	4.9%	2,664	10.1%
Deal, transition and other costs	11,842	1.9%	4,139	0.8%	7,703	186.1%
Operating income	34,932	5.6%	32,384	6.1%	2,548	7.9%
Interest expense, net	(5,776)	-0.9%	(2,287)	-0.4%	(3,489)	152.6%
Income tax expense	(10,984)	-1.8%	(10,556)	-2.0%	(428)	4.1%
Net income	$18,172	2.9%	$19,541	3.7%	$(1,369)	-7.0%

Adjusted EBITDA (1)	$53,515	8.6%	$42,571	8.0%	$10,944	25.7%
Adjusted net income (1)	$24,640	4.0%	$20,746	3.9%	$3,894	18.8%

(1)	See Non-GAAP Financial Measures starting on page 12.

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended
	December 30, 2016		January 1, 2016		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	169		165		4	2.4%

All payors:
Patient months	87,091		90,354		(3,263)	-3.6%
Admissions	25,946		26,423		(477)	-1.8%
Billable visits	686,982		694,783		(7,801)	-1.1%

Medicare:
Admissions	23,516	91%	23,062	87%	454	2.0%
Revenue (in thousands)	$101,798	95%	$96,897	92%	$4,901	5.1%
Revenue per admission	$4,329		$4,202		$127	3.0%
Billable visits	616,077	90%	614,182	88%	1,895	0.3%
Recertifications	12,906		12,804		102	0.8%
Payor mix % of Admissions
Traditional Medicare Episodic	83.6%		83.2%		0.4%
Replacement Plans Paid Episodically	6.3%		4.4%		1.9%
Replacement Plans Paid Per Visit	10.1%		12.4%		-2.3%

Non-Medicare:
Admissions	2,430	9%	3,361	13%	(931)	-27.7%
Revenue (in thousands)	$5,652	5%	$8,527	8%	$(2,875)	-33.7%
Revenue per admission	$2,326		$2,537		$(211)	-8.3%
Billable visits	70,905	10%	80,601	12%	(9,696)	-12.0%
Recertifications	1,594		1,310		284	21.7%
Payor mix % of Admissions
Medicaid & other governmental	22.3%		30.1%		-7.8%
Private payors	77.7%		69.9%		7.8%

PERSONAL CARE SEGMENT OPERATING METRICS

	Three Months Ended
	December 30, 2016	January 1, 2016	Change
	Amount	Amount	Amount	%
Average number of locations	79	73	6	8.2%

Admissions	1,996	2,076	(80)	-3.9%
Patient months of care	43,615	36,605	7,010	19.2%
Billable hours	1,866,311	1,757,886	108,425	6.2%
Revenue per billable hour	$21.59	$21.97	$(0.38)	-1.7%

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

VISITING NURSE SEGMENT OPERATING METRICS

	Fiscal Year
	2016		2015		Change
	Amount	%	Amount	%	Amount	%
Average number of locations	166		163		3	1.8%

All payors:
Patient months	357,971		333,343		24,628	7.4%
Admissions	107,520		102,381		5,139	5.0%
Billable visits	2,861,962		2,621,443		240,519	9.2%

Medicare:
Admissions	95,487	89%	91,823	90%	3,664	4.0%
Revenue (in thousands)	$414,814	95%	$377,724	94%	$37,090	9.8%
Revenue per admission	$4,344		$4,114		$231	5.6%
Billable visits	2,537,873	89%	2,364,404	90%	173,469	7.3%
Recertifications	51,731		48,743		2,988	6.1%
Payor mix % of Admissions
Traditional Medicare Episodic	82.8%		83.3%		-0.5%
Replacement Plans Paid Episodically	5.5%		4.1%		1.4%
Replacement Plans Paid Per Visit	11.7%		12.6%		-0.9%

Non-Medicare:
Admissions	12,033	11%	10,558	10%	1,475	14.0%
Revenue (in thousands)	$21,333	5%	$23,327	6%	$(1,994)	-8.5%
Revenue per admission	$1,773		$2,209		$(437)	-19.8%
Billable visits	324,089	11%	257,039	10%	67,050	26.1%
Recertifications	4,063		2,329		1,734	74.5%
Payor mix % of Admissions
Medicaid & other governmental	37.8%		30.6%		7.2%
Private payors	62.2%		69.4%		-7.2%

PERSONAL CARE OPERATING METRICS

	Fiscal Year
	2016	2015	Change
	Amount	Amount	Amount	%
Average number of locations	75	65	10	15.4%

Admissions	9,671	6,879	2,792	40.6%
Patient months of care	165,995	108,512	57,483	53.0%
Billable hours	7,441,565	5,747,214	1,694,351	29.5%
Revenue per billable hour	$21.68	$22.22	$(0.54)	-2.4%

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Three Months Ended
	December 30, 2016	January 1, 2016	Change
	Amount	Amount	Amount	%
In-home Assessments	19,641	3,432	16,209	NM

Medicare ACO enrollees under management	121,881	83,133	38,748	46.6%
ACOs under contract	15	11	4	36.4%
Assets	$60,159	$22,024	$38,135	173.2%
Liabilities	$15,735	$(1,525)	$17,260	NM
Non-controlling interest - redeemable	$2,256	$3,639	$(1,383)	-38.0%
Non-controlling interest - nonredeemable	$(71)	$(144)	$73	-50.7%

	Fiscal Year
	2016	2015	Change
	Amount	Amount	Amount	%
In-home Assessments	75,814	5,394	70,420	NM

Medicare enrollees under management	121,881	83,133	38,748	46.6%
ACOs under contract	15	11	4	36.4%

Non-GAAP Financial Measures

The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income and adjusted earnings per share is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted net income and adjusted earnings per share provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following table sets forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted net income:

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

 (In thousands)

	Three Months Ended		Fiscal Year
(in thousands)	December 30, 2016	January 1, 2016	2016	2015
Net income attributable to Almost Family, Inc.	$3,592	$2,806	$17,653	$20,009

Addbacks:
Deal, transition and other, net of tax	2,523	2,997	6,987	737
Adjusted net income attributable to Almost Family, Inc.	$6,115	$5,803	$24,640	$20,746

Per share amounts-diluted:
Average shares outstanding	10,330	10,000	10,346	9,745

Net income attributable to Almost Family, Inc.	$0.35	$0.28	$1.71	$2.05

Addbacks:
Deal, transition and other, net of tax	0.24	0.30	0.68	0.08
Adjusted net income attributable to Almost Family, Inc.	$0.59	$0.58	$2.38	$2.13

Adjusted EBITDA

Adjusted earnings before interest, income tax, depreciation and amortization, amortization of stock-based compensation, deal, transition and other (Adjusted EBTIDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA Operations are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA Operations and believes that it is useful to investors because it provides a common analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in our credit agreement.

Almost Family Reports Fourth Quarter and Full Year 2016 Results

March 7, 2017

The following table sets forth a reconciliation of net income to Adjusted EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

 (In thousands)

	Three Months Ended		Fiscal Year
(in thousands)	December 30, 2016	January 1, 2016	2016	2015
Net income	$3,422	$2,669	$18,172	$19,541
Add back:
Interest expense	1,442	823	5,776	2,287
Income tax expense	1,864	2,097	10,984	10,556
Depreciation and amortization	1,167	938	3,981	3,927
Stock-based compensation	747	666	2,760	2,121
Deal, transition and other costs	4,387	4,835	11,842	4,139
Adjusted EBITDA	$13,029	$12,028	$53,515	$42,571

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds. These forward-looking statements are based on current plans, expectations, projections, forecasts and assumptions about future events that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” or similar terms, variations of those terms or the negative of those terms. While forward-looking statements reflect good faith beliefs, assumptions and expectations, they are not guarantees of future performance, and the Company undertakes no obligation to update or revise its forward-looking statements. The forward-looking statements in this news release are based on a variety of assumptions that may not be realized and that are subject to significant risks and uncertainties, including that the offering may not be completed. For a more complete discussion regarding other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended January 1, 2016, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.”

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading national provider of home healthcare services, with 340 branch locations in 26 states, following the completion of its joint venture transaction with Community Health Systems, Inc. (CHS) (NYSE: CYH). Almost Family, Inc. and its subsidiaries operate a visiting nurse segment, a personal care segment and a HealthCare Innovations segment.